Exhibit 99.2

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC. AND FIRST MIAMI BANCORP, INC.

ANNOUNCE MERGER AGREEMENT

Strengthening Position in Vibrant Miami Market

GREENVILLE, SC and SOUTH MIAMI, FL – February 13, 2023 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) and First Miami Bancorp, Inc. (OTC: FMIA) (“First Miami”) announced today the execution of a definitive merger agreement pursuant to which United will acquire First Miami, and its wholly-owned subsidiary, First National Bank of South Miami (“FNBSM”) (the “Merger”), in an all-stock transaction with an aggregate value of approximately $115.9 million, or $1,330 per share of First Miami common stock, based on United’s 10-day average closing stock price of $33.02 as of February 10, 2023. Additionally, First Miami shareholders will receive a special cash dividend at closing from net proceeds of the sale of certain investment securities held by First Miami.

FNBSM is headquartered in South Miami, Florida, and operates three offices in the high-growth Miami metropolitan area. As of December 31, 2022, FNBSM had total assets of $1.0 billion, total loans of $594 million, and total deposits of $867 million. In addition to traditional banking services, FNBSM offers private banking, trust and wealth management services and has approximately $310 million in assets under management. FNBSM is well-known in its local communities and has focused on steady, high-quality growth by hiring and developing a skilled banking team.

“We are extremely pleased to join forces with FNBSM to expand our presence in Miami. I know firsthand the strength and vibrancy of the Miami market from my past career experience. I look forward to working with the leadership team of FNBSM to continue to grow in one of the most attractive metropolitan areas in the country,” said Lynn Harton, Chairman and Chief Executive Officer of United.

Harton continued, “We believe FNBSM’s culture is a great fit with our culture at United. We are focused on building talented, service-minded teams who are empowered to build communities one customer at a time. We also appreciate FNBSM’s strong credit focus and their ability to maintain a solid core deposit base despite a very competitive market.”

W. Rockwell “Rocky” Wirtz, Chairman and President of First Miami, stated, “The success of the bank since its founding over 70 years ago has far exceeded our expectations and it is thanks to the dedicated employees who have made it the best community-focused, service-oriented bank in the Miami area. We are extremely proud of the company we have built together and believe that a partnership with United represents an excellent opportunity for us to continue to serve our customers at the highest level. We value United’s commitment to its employees, customers and communities because that has always been what we stand for.”

Under the terms of the merger agreement, First Miami shareholders will receive 40.2685 shares of United common stock for each share of First Miami common stock outstanding. The Merger is expected to be accretive to United’s earnings per share, excluding transaction costs, by approximately $0.09 per share, or 3% in 2024. The estimated transaction returns are consistent with United’s stated acquisition criteria pertaining to tangible book value and targeted internal rates of return. The merger agreement was unanimously approved by the boards of directors of First Miami and United. The Merger is expected to be completed in the third quarter of 2023 and is subject to customary conditions, including regulatory approval as well as the approval of First Miami’s shareholders.

Stephens Inc. and Morgan Stanley & Co. LLC acted as financial advisors to United, and Wachtell, Lipton, Rosen & Katz served as United’s legal advisor. D.A. Davidson & Co. served as financial advisor to First Miami, and Barack Ferrazzano Kirschbaum & Nagelberg LLP and Gozdecki, Del Giudice, Americus, Farkas & Brocato LLP served as First Miami’s legal advisors.

About this Transaction

This press release and an accompanying slide presentation may be accessed from United’s Form 8-K filings with the Securities and Exchange Commission (the "SEC"), or at www.ucbi.com or www.fnbsm.com.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) provides a full range of banking, wealth management and mortgage services for consumers and business owners. As of December 31, 2022, United had $24.0 billion in assets and 192 offices in Florida, Georgia, North Carolina, South Carolina, and Tennessee, along with a national SBA lending franchise and a national equipment lending subsidiary. Additionally, on January 2, 2023, the company closed its acquisition of Progress Financial Corporation with total assets of $1.7 billion and 14 offices in Alabama and on the Florida Panhandle. The company, known as "The Bank That SERVICE Built," has been recognized nationally for delivering award-winning service. In 2022, J.D. Power ranked United highest in customer satisfaction with consumer banking in the Southeast, marking eight out of the last nine years United has earned the coveted award. Forbes recognized United as one of the top ten World's Best Banks in 2022. Forbes also included United on its 2022 list of the 100 Best Banks in America for the ninth consecutive year. United also received ten Greenwich Excellence Awards in 2021 for excellence in Small Business Banking and Middle Market Banking, including national awards for Overall Satisfaction and Likelihood to Recommend. United was also named one of the "Best Banks to Work For" by American Banker in 2022 for the sixth consecutive year based on employee satisfaction. Additional information about United can be found at www.ucbi.com.

About First Miami Bancorp, Inc.

First Miami Bancorp, Inc. founded its wholly-owned subsidiary First National Bank of South Miami in 1952. Since then the family-owned and operated company has grown significantly. As of December 31, 2022, First Miami had total assets of $1.0 billion, total loans of $594 million, and total deposits of $867 million. In addition to traditional banking products, FNBSM offers private banking, trust and wealth management services for businesses and individuals in Miami-Dade County. For more information, visit www.fnbsm.com.

Caution About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to the expected accretive value of the Merger to United’s earnings and the expected timing of the closing of the Merger. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger of customer, supplier, employee or other business partner relationships, (3) the occurrence of any event, change or other circumstances that could give rise to a delay in closing the Merger or the termination of the merger agreement, (4) the failure to obtain the necessary approval by the shareholders of First Miami, (5) the possibility that the costs, fees, expenses and charges related to the Merger may be greater than anticipated, (6) the ability of United to obtain required governmental approvals of the Merger on the anticipated timeframe and without the imposition of adverse conditions, (7) reputational risk and the reaction of the companies’ customers, suppliers, employees or other business partners to the Merger, (8) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the Merger, (9) the risks relating to the integration of First Miami’s operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (10) the risk of potential litigation or regulatory action related to the Merger, (11) the risks associated with United’s pursuit of future acquisitions, (12) the risk of expansion into new geographic or product markets, (13) the dilution caused by United’s issuance of additional shares of its common stock in the Merger, and (14) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q, and other documents subsequently filed by United with the SEC.

Many of these factors are beyond United’s and First Miami’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and neither United nor First Miami undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United or First Miami to predict their occurrence or how they will affect United or First Miami.

United and First Miami qualify all forward-looking statements by these cautionary statements.

IMPORTANT Information FOR SHAREHOLDERS AND INVESTORS

In connection with the Merger, United intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of First Miami to be sent to First Miami’s shareholders seeking their approval of the merger agreement. The registration statement also will contain the prospectus of United to register the shares of United common stock to be issued in connection with the Merger. INVESTORS AND SHAREHOLDERS OF FIRST MIAMI ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE A PART OF THE REGISTRATION STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY UNITED OR FIRST MIAMI WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THE REGISTRATION STATEMENT AND THOSE OTHER DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNITED, FIRST MIAMI AND THE MERGER.

The registration statement and other documents filed with the SEC may be obtained for free at the SEC’s website (www.sec.gov). You will also be able to obtain these documents, free of charge, from United at the “Investor Relations” section of United’s website at www.ucbi.com or from First Miami at the “Investor Relations” section of First Miami’s website at www.fnbsm.com. Copies of the definitive proxy statement/prospectus will also be made available, free of charge, by contacting United Community Banks, Inc., P.O. Box 398, Blairsville, GA 30514, Attn: Jefferson Harralson, Telephone: (864) 240-6208, or First Miami Bancorp, Inc., 5750 Sunset Drive, South Miami, FL 33143, Attn: Pablo Rodriguez, Telephone: (305) 662-5473.

PARTICIPANTS IN THE TRANSACTION

United and First Miami, and certain of their respective directors and executive officers, under the rules of the SEC may be deemed to be participants in the solicitation of proxies from First Miami’s shareholders in favor of the approval of the merger agreement. Information about the directors and officers of United and their ownership of United common stock can be found in United’s definitive proxy statement in connection with its 2022 annual meeting of shareholders, as filed with the SEC on March 25, 2022, and other documents subsequently filed by United with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus pertaining to the transaction if and when it becomes available. Free copies of this document may be obtained as described above.

6